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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Chemed Corporation
                              Chemed Capital Trust
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             (Exact name of registrant as specified in its charter)



             Delaware                                   31-0791746
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


             2600 Chemed Center
             255 East Fifth Street
             Cincinnati, OH                               45202
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(Address of principal executive offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A (if applicable)




Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON
         TO BE SO REGISTERED                 WHICH EACH CLASS IS TO BE
                                                     REGISTERED


Convertible Trust Preferred Securities          New York Stock Exchange
(Liquidation Amount $27 per Convertible
Trust Preferred Security) of Chemed
Capital Trust
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

         The terms and provisions of the Convertible Trust Preferred Securities representing undivided beneficial interests in the assets of Chemed Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), are described in the Offering Circular of the Trust and Chemed Corporation (the "Company") dated December 23, 1999, filed with the Securities and Exchange Commission as part of the Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4"), which Offering Circular is incorporated herein by reference and made a part hereof.

ITEM 2.  EXHIBITS.
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         Offering Circular dated December 23, 1999 (incorporated by reference to
Exhibit (a)(1) to the Schedule 13E-4).

         Declaration of Trust of Chemed Capital Trust, dated December 21, 1999 (incorporated by reference to Exhibit (b)(1) to the Schedule 13E-4).

         Form of Amended and Restated Declaration of Trust of Chemed Capital Trust, dated January __, 2000 (incorporated by reference to Exhibit (b)(2) to the Schedule 13E-4).

         Form of Indenture between Chemed Corporation and Firstar Bank, National Association, as Trustee, dated January __, 2000 (incorporated by reference to Exhibit (b)(3) to the Schedule 13E-4).

         Form of Preferred Securities Guarantee Agreement, dated January __, 2000 (incorporated by reference to Exhibit (b)(4) to the Schedule 13E-4).

         Form of Common Securities Guarantee Agreement, dated January __, 2000 (incorporated by reference to Exhibit (b)(5) to the Schedule 13E-4).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                         Chemed Corporation

                                         By:  /s/ Naomi C. Dallob
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                                              Name:  Naomi C. Dallob
                                              Title: Vice President and
                                                     Secretary


                                         Chemed Capital Trust

                                         By:  Chemed Corporation, as Sponsor


                                         By:  /s/ Naomi C. Dallob
                                              ----------------------------------
                                              Name:  Naomi C. Dallob
                                              Title: Vice President and
                                                     Secretary



Date:  January 10, 2000

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